Exhibit 99.1
LIONSGATE REPORTS NET INCOME OF $36.3 MILLION AND
ADJUSTED EBITDA OF $53.0 MILLION FOR FIRST QUARTER OF
FISCAL 2010
Net Income Compares To $3.5 Million In Prior Year’s First Quarter; Adjusted
EBITDA Grows From $17. 4 Million In Prior Year’s First Quarter
Company Reports First Quarter Revenues of $387.7 Million, 30% Increase
Compared To $298.5 Million In Prior Year’s First Quarter
Santa Monica, CA, and Vancouver, BC (August 10, 2009) -— Lionsgate (NYSE: LGF), the leading next generation studio, continued its strong growth momentum, reporting revenues of $387.7 million and net income of $36.3 million for the fiscal 2010 first quarter ended June 30, 2009, the Company announced today. Basic net income per common share was $0.31 on 117.1 million weighted average common shares outstanding, compared to basic net income of $0.03 on 118.4 million weighted average common shares outstanding in the prior year’s first quarter.
The Company reported adjusted EBITDA of $53.0 million in the first quarter compared to adjusted EBITDA of $17.4 million for the prior year’s first quarter. Adjustments in the quarter were made for non-cash stock options, stock appreciation rights (SAR’s) and restricted stock units, certain non-recurring charges and the deduction of Lionsgate’s partners’ share of EBITDA attributed to TV Guide. EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests and gains on extinguishment of debt and the sale of equity securities.
First quarter revenues were $387.7 million, an increase of 30% compared to $298.5 million in the prior year’s first quarter, reflecting strong growth in television production revenues, growth in overall Motion Picture Group revenues, highlighted by a strong performance from Mandate Pictures, and new revenue of $27.8 million reflecting the first full quarter of revenue from TV Guide Network and TV Guide.com.
“As anticipated, we had a strong and profitable growth quarter that puts us on track to meet our financial targets for the year,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We are particularly pleased that, beyond the solid financial story, we saw significant positive developments across nearly all of our businesses, including new distribution and syndication orders for Debmar-Mercury shows, new television series entering the production pipeline, important programming acquisitions for TV Guide Network, the first in a series of anticipated carriage deals for Epix and new branded channel launches in Asia. The real story this quarter was the continued strong growth of our diversified asset base.”
The Company’s filmed entertainment backlog grew to a record $517.0 million in the first quarter. Filmed entertainment backlog represents the amount of future revenue from films, television programming and video product already licensed but not yet recorded. It does not include unsold rights to this product, typically referred to as library value. General and administrative expenses, including the addition of TV Guide Network and TV Guide.com, were $41.1 million in the first quarter compared to $38.3 million in the prior year’s first quarter. Excluding TV Guide Network and TV Guide.com, general and administrative expenses in the quarter were $30.4 million, a decrease of 21% from $38.3 million in the prior year’s first quarter.
Overall motion picture revenue for the quarter of $272.7 million increased $15.3 million, or 6%, compared to $257.4 million in the prior year’s first quarter. Within the motion picture segment, theatrical revenue was $22.7 million, a decrease of 26% compared to the prior year first quarter, as the Company released only Crank: High Voltage in the quarter, with continued revenue from Fiscal 2009 fourth quarter hits Tyler Perry’s Madea Goes To Jail and The Haunting In Connecticut.
Lionsgate’s home entertainment revenue was $151.0 million in the quarter, a decline of 6% from the prior year’s first quarter. Solid revenues from a slate that included Madea Goes To Jail, My Bloody Valentine 3-D, New In Town, The Spirit and Transporter 3 compared to a slate in the prior year’s first quarter that included an exceptional revenue performance from Rambo along with titles such as 3:10 To Yuma, The Eye and Witless Protection. DVD sales of The Spirit and New In Town overconverted their theatrical box office performance in the quarter, giving Lionsgate five of the industry’s six overconverting DVD titles in the first six months of calendar 2009.
Television revenue included in motion pictures revenue was $20.6 million in the first quarter, a decline of 29% from the prior year’s first quarter, with a slate of Bangkok Dangerous, Disaster Movie, My Best Friend’s Girl, Saw V, Tyler Perry’s The Family That Preys and “W.” comparing to a slate of 3:10 To Yuma, Bratz: The Movie, Good Luck Chuck, Saw IV and War in the prior year’s first quarter.
International revenues of $32.5 million in the first quarter declined 5% from the prior year’s first quarter. Principal revenue contributors in the quarter were My Best Friend’s Girl, My Bloody Valentine 3-D and Saw V.
Mandate Pictures’ revenue of $53.1 million in the first quarter increased sharply from $8.5 million in the prior year’s first quarter as Drag Me To Hell, Juno and Passengers all made strong contributions. Lionsgate acquired Mandate Pictures in August 2007.
Television production revenue increased to $87.2 million in the first quarter, a gain of 112% compared to $41.1 million in the prior year’s first quarter, reflecting strong contributions in domestic series licensing from Lionsgate Television and Debmar-Mercury, along with new revenue from the Company’s joint venture with ISH Entertainment. Within the television production segment, international revenue and revenue from the home entertainment releases of television programming also increased. Revenue reflected the delivery of six episodes of Weeds Season 5 (Showtime) and 12 episodes of Nurse Jackie Season 1 (Showtime) in the quarter, increased revenue from Debmar-Mercury’s distribution of Tyler Perry’s House of Payne, its spinoff Meet The Browns and South Park, production of the ISH Entertainment series Paris Hilton’s My New BFF and My Antonio, strong international revenues from Crash TV Series Season 1, Dead Zone, Paris Hilton’s My New BFF and Scream Queens, and a powerful performance of Weeds Seasons 3 and 4 on DVD.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2010 first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Tuesday, August 11, 2009. Interested parties may participate live in the conference call by calling 1-800-230-1074 (612-234-9960 outside the U.S. and Canada). A full digital replay will be available from Tuesday afternoon, August 11, through Tuesday, August 18, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 108177.
About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, production, distribution and syndication of programming through Debmar-Mercury, reality programming through its joint venture with ISH Entertainment and an array of channel platforms, including its partnership with One Equity Partners and Allen Shapiro in TV Guide Network and TV Guide.com, its partnership with Viacom and MGM in the multiplatform premium channel Epix, its partnership with Sony and Comcast in the branded horror channel FEARnet and its recent launch of the KIX action channel and the Thrill horror/suspense channel in Asia. Its feature film business achieved a record box office performance in the January-March 2009 quarter, driven by the success of “Tyler Perry’s Madea Goes To Jail,” “My Bloody Valentine 3-D” and “The Haunting In Connecticut.” The Company’s home entertainment business has grown to more than 7% market share and leads the industry in its box office-to-DVD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
More information on Lionsgate can be found at www.lionsgate.com.
***
www.lionsgate.com

For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate and the performance of our fiscal 2010. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 1, 2009. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,
	2009	2009
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$114,669	$138,475
Restricted cash	9,895	10,056
Restricted investments	6,987	6,987
Accounts receivable, net of reserve for returns and allowances of $98,641 (March 31, 2009 - $98,947) and provision for doubtful accounts of $10,132 (March 31, 2009 - $9,847)	201,078	227,010
Investment in films and television programs, net	764,856	702,767
Property and equipment, net	40,960	42,415
Finite-lived intangible assets, net	77,981	78,904
Goodwill	379,457	379,402
Other assets	85,937	81,234

Total assets	$1,681,820	$1,667,250

LIABILITIES
Bank loans	$255,000	$255,000
Accounts payable and accrued liabilities	173,125	270,561
Participations and residuals	337,259	371,857
Film and production obligations	301,107	304,525
Subordinated notes and other financing obligations	262,237	281,521
Mandatorily redeemable preferred stock units held by noncontrolling interest	85,508	—
Deferred revenue	129,922	142,093

Total liabilities	1,544,158	1,625,557

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Lions Gate Entertainment Corp. shareholders’ equity:
Common shares, no par value, 500,000,000 shares authorized, 117,165,122 and 116,950,512 shares issued at June 30, 2009 and March 31, 2009, respectively	513,019	494,724
Accumulated deficit	(404,804)	(441,153)
Accumulated other comprehensive loss	(6,898)	(11,878)

Total Lions Gate Entertainment Corp. shareholders’ equity	101,317	41,693
Noncontrolling interest	36,345	—

Total equity	137,662	41,693

Total liabilities and equity	$1,681,820	$1,667,250

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2009	2008
	(Amounts in thousands, except
	per share amounts)

Revenues	$387,707	$298,459
Expenses:
Direct operating	213,059	147,684
Distribution and marketing	84,983	98,975
General and administration	41,119	38,308
Depreciation and amortization	8,195	1,386

Total expenses	347,356	286,353

Operating income	40,351	12,106

Other expenses (income):
Interest expense
Contractual cash based interest	5,040	3,378
Amortization of debt discount and deferred financing costs and accretion of redeemable preferred stock units	5,669	4,509

Total interest expense	10,709	7,887
Interest and other income	(426)	(2,155)
Gain on extinguishment of debt	(7,458)	—

Total other expenses, net	2,825	5,732

Income before equity interests and income taxes	37,526	6,374
Equity interests loss	(1,717)	(2,186)

Income before income taxes	35,809	4,188
Income tax provision	1,337	669

Net Income	34,472	3,519
Add: Net loss attributable to noncontrolling interest	1,877	—

Net Income attributable to Lions Gate Entertainment Corp. Shareholders	$36,349	$3,519

Basic Net Income Per Common Share	$0.31	$0.03

Diluted Net Income Per Common Share	$0.30	$0.03

Weighted average number of common shares outstanding:
Basic	117,073	118,443
Diluted	136,595	121,076

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2009	2008
	(Amounts in thousands)
Operating Activities:
Net Income attributable to Lions Gate Entertainment Corp. shareholders	$36,349	$3,519
Net loss attributable to noncontrolling interest	(1,877)	—

Net income	34,472	3,519
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	4,337	1,062
Amortization of films and television programs	153,942	69,047
Amortization of debt discount and deferred financing costs and accretion of redeemable preferred stock units	5,669	4,509
Amortization of intangible assets	3,858	324
Non-cash stock-based compensation	3,729	3,419
Gain on extinguishment of debt	(7,458)	—
Equity interests loss	1,717	2,186
Changes in operating assets and liabilities:
Restricted cash	161	(5,550)
Accounts receivable, net	29,835	61,961
Investment in films and television programs	(216,292)	(200,897)
Other assets	(1,491)	(2,571)
Accounts payable and accrued liabilities	(98,614)	(62,039)
Participations and residuals	(34,969)	(34,893)
Film obligations	(19,130)	(7,445)
Deferred revenue	(12,585)	17,551

Net Cash Flows Used In Operating Activities	(152,819)	(149,817)

Investing Activities:
Investment in equity method investees	(14,924)	(11,094)
(Increase) decrease in loans receivable	8,333	(3,100)
Purchases of property and equipment	(3,028)	(2,279)

Net Cash Flows Used In Investing Activities	(9,619)	(16,473)

Financing Activities:
Exercise of stock options	—	825
Tax withholding requirements on equity awards	(417)	(1,113)
Repurchase and cancellation of common shares	—	(16,420)
Proceeds from the sale of 49% interest in TV Guide	122,355	—
Increase in production obligations	83,226	70,545
Repayment of production obligations	(68,031)	(28,505)
Repayment of other financing obligations	(201)	—

Net Cash Flows Provided By Financing Activities	136,932	25,332

Net Change In Cash And Cash Equivalents	(25,506)	(140,958)
Foreign Exchange Effects on Cash	1,700	(41)
Cash and Cash Equivalents — Beginning Of Period	138,475	371,589

Cash and Cash Equivalents — End Of Period	$114,669	$230,590

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2009	2008
	(Amounts in thousands)
Net income	$34,472	$3,519
Depreciation and amortization	8,195	1,386
Interest expense	10,709	7,887
Interest and other income	(426)	(2,155)
Income tax provision	1,337	669
Equity interests loss	1,717	2,186
Gain on extinguishment of debt	(7,458)	—

EBITDA	$48,546	$13,492
Stock based compensation	3,995	3,885
EBITDA attributable to noncontrolling interest	(512)	—
Non-recurring charges	1,012	—

EBITDA, as adjusted	$53,041	$17,377

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains on extinguishment of debt and the sale of equity securities. EBITDA as defined, is a non-GAAP financial measure.
EBITDA as adjusted represents EBITDA as defined above adjusted for stock based compensation, EBITDA attributable to noncontrolling interest, and certain non-recurring charges. Stock based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Non-recurring charges represent legal and other professional fees associated with a shareholder activist matter.
Management believes EBITDA as defined, and EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, and EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, and EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined and EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined or EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.